Exhibit 99.1

FOR IMMEDIATE RELEASE

RVUE HOLDINGS, INC. COMPLETES $600,000 FINANCING

Fort Lauderdale, FL (September 15, 2010) – rVue Holdings, Inc. (RVUE.OB) announced today that it had completed a second round of financing and secured $600,000 from two existing institutional investors.

rVue Holdings, Inc., through its wholly-owned subsidiary rVueTM, Inc., is an advertising technology company which includes the only demand-side platform for planning, buying and managing Digital Out-of-Home and Place-Based Media in its suite of technology. The Company’s vision and expertise in building rVue provides unrivalled capability for delivering the right advertising message to the right audience with pinpoint accuracy and creates substantial opportunities for the Digital Out-of-Home and advertising industries. rVue’s Demand-Side Platform takes a unique approach to addressable advertising delivery and measurement and its extensive portfolio of intellectual property supports reporting and analytics. The Company’s innovations in content delivery solutions and intellectual property development in targeted demographic media is the foundation for a wide array of advanced advertising capabilities.  Digital technology has revolutionized media and rVue is making targeted addressable advertising more efficient, more effective and more available. Visit www.rVue.com for more details.

Contacts:

rVue Investor Inquiries:
Dan Schustack, CEOcast, Inc.
Tel: (212) 732-4300 X218
Email: dschustack@ceocast.com

rVue Client or Business Inquiries:
Dawn Rahicki
Tel: 954-769-5298
Email: dawn.rahicki@rVue.com
www.rVue.com

rVue Press Inquiries:
Dan Dyer for: rVue
Tel: 513-478-7818
E-mail: ddyer@tier1pr.com

rVue Holdings, Inc.-100NE 3rd Ave-Suite 200-Fort Lauderdale-FL 33301-rVue.com-888.883.8857